Exhibit 3.1

Herschler Bldg East, Ste.100 & 101 Cheyenne, WY 82002-0020 Ph. 307-777-7311	WY Secretary of State FILED: Jun 27 2025 3:59 PM Original ID: 2025-001710360

Profit Corporation

Articles of Incorporation

I.	The name of the profit corporation is:
Mak Don Don Inc

II.	The name and physical address of the registered agent of the profit corporation is:
AAA Corporate Services, Inc.
1908 Thomes Ave
Cheyenne, WY 82001

III.	The mailing address of the profit corporation is:
1908 Thomes Ave
Cheyenne, WY 82001

IV.	The principal office address of the profit corporation is:
1908 Thomes Ave
Cheyenne, WY 82001

V.	The number, par value, and class of shares the profit corporation will have the authority to issue are:

Number of Common Shares:	1,000,000,000	Common Par Value:	$0.0000
Number of Preferred Shares:	0	Preferred Par Value:	$0.0000

VI.	The name and address of each incorporator is as follows:
AAA Corporate Services, Inc.
1908 Thomes Ave
Cheyenne WY 82001

Signature:	/s/ Deanna K. Kelly	Date: 06/27/2025

Print Name:	Deanna K. Kelly

Title:	Manager

Email:	DeeDee@aaacorpservices.com

Daytime Phone #:	8008915987